SCHEDULE 14A INFORMATION
              STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

      [_] Preliminary Proxy Statement      [_] Confidential, for Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))

      [X] Definitive Proxy Statement

      [_] Definitive Additional Materials

      [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                              INTELLI-CHECK, INC.

                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                               INTELLI-CHECK, INC.
                             246 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 8, 2004


To the Shareholders of
INTELLI-CHECK, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK, INC. (the "Company"), a Delaware corporation, will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on Thursday, July 8, 2004, at 11:00 a.m., local time, for the following purposes:

      1. To elect, subject to the provisions of the By-laws, three directors each to serve for a three-year term until their respective successors have been duly elected and qualified;

      2.    Ratification and approval of our 2004 Stock Option Plan.

      3. To consider and act upon a proposal to approve the selection of Amper, Politziner and Mattia, P.C. as our independent auditors for the 2004 fiscal year; and

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on June 7, 2004 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about June 11, 2004.

                                By order of the Board of Directors,

                                Frank Mandelbaum
                                Chairman of the Board
Woodbury, New York
June 11, 2004

                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

                               INTELLI-CHECK, INC.
                             246 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797

            --------------------------------------------------------

                           P R O X Y S T A T E M E N T

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD THURSDAY, JULY 8, 2004

            --------------------------------------------------------

      Our annual meeting of shareholders will be held on Thursday, July 8, 2004 at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 11:00 a.m., local time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                                ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

      You will be voting on the following:

o     electing three directors;

o     approval of our 2004 Stock Option Plan ("2004 Stock Option Plan"); and

o ratification of the appointment of our independent certified public accountants.

WHO IS ENTITLED TO VOTE AT THE MEETING?

      You may vote if you owned common stock as of the close of business on June 7, 2004. Each share of common stock is entitled to one vote. You may also vote if you hold Series A 8% Convertible Preferred Stock (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock is entitled to approximately 15 votes.

HOW DO I VOTE?

      You can vote in two ways:

o     by attending the meeting in person; or

o     by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

      Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by either (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

      Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the three nominated directors; FOR the 2004 Stock Option Plan; and FOR the appointment of our independent certified public accountants

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

      It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Sock Transfer and Trust Company (212) 509-4000.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

      If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors, approval of our 2004 Stock Option Plan and appointment of auditors.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

      Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock and Series A Preferred Stock as of June 7, 2004 must be present at the meeting. This is referred to as a quorum. On May 31, 2004, there were 10,163,618 shares outstanding of common stock entitled to vote and 30,000 shares of Series A Preferred Stock, par value $.01 per share entitled to vote. Each share of common stock entitles the holder to one vote per share and each share of Series A Preferred Stock entitles the holder to 15.15 votes per share, (for a total of 454,545 votes) with holders of common stock and Series A Preferred Stock voting together as a single class.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for approval of the 2004 Stock Option Plan and the appointment of our independent certified public accountants.

DO WE CURRENTLY HAVE, OR DO WE INTEND TO SUBMIT FOR STOCKHOLDER APPROVAL, ANY ANTI-TAKEOVER DEVICE?

      Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects except for our classified board of directors. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Our board of directors is a classified board with one-third of the directors being elected each year for a term of three years. The persons named in the accompanying proxy will vote for the election of the following three persons as directors, who are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominees named below. All three nominees have consented to serve as directors if elected.

                                               POSITION WITH THE COMPANY                  DIRECTOR       CURRENT TERM
NAME                       AGE                 AND PRINCIPAL OCCUPATION                    SINCE            EXPIRES
----                       ---                 ------------------------                    -----            -------
Frank Mandelbaum           70      Chairman, Chief Executive Officer and Director           1996        July 8, 2004

Charles McQuinn            63      Director                                                 1999        July 8, 2004

Thomas A. Prendergast      70      Director                                                 2004        July 8, 2004

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to each director and executive officer as of May 31, 2004:

                                               POSITION WITH THE COMPANY                 HELD OFFICE     CURRENT TERM
NAME                       AGE                 AND PRINCIPAL OCCUPATION                     SINCE          EXPIRES
----                       ---                 ------------------------                     -----          -------

Frank Mandelbaum           70     Chairman, Chief Executive Officer and Director             1996          July 2004

Edwin Winiarz              46     Senior Executive Vice President, Treasurer, Chief          1999          July 2005
                                  Financial Officer and Director

Russell T. Embry           40     Senior Vice President and Chief Technology                 2001             N/A
                                  Officer

Ralph H. Thomas            56     Senior Vice President, Sales and Marketing                 2003             N/A

Evelyn Berezin             78     Director                                                   1999          July 2005

John N. Hatsopoulos        70     Director                                                   2003          July 2006

Jeffrey Levy               61     Director                                                   1999          July 2006

Charles McQuinn            63     Director                                                   1999          July 2004

Arthur L. Money            63     Director                                                   2003          July 2005

Jim Moody                  68     Director                                                   2003          July 2004

Thomas A. Prendergast      70     Director                                                   2004          July 2004

BUSINESS EXPERIENCE

      FRANK MANDELBAUM has served as our Chairman of the Board and Chief Executive Officer since July 1, 1996. He also served as Chief Financial Officer until September 1999. From January 1995 through May 1997, Mr. Mandelbaum served as a consultant providing strategic and financial advice to Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.), a publicly held company. Prior to January 1995, Mr. Mandelbaum was Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Pharmerica, Inc. From July 1994 through December 1995, Mr. Mandelbaum served as Director and Chairman of the Audit and Compensation Committees of Medical Technology Systems, Inc., also a publicly held company. From November 1991 through January 1995, Mr. Mandelbaum served as Director of the Council of Nursing Home Suppliers, a Washington, D.C. based lobbying organization. From 1974 to date, Mr. Mandelbaum has been Chairman of the Board and President of J.R.D. Sales, Inc., a privately held financial consulting company. As required by his employment agreement, Mr. Mandelbaum devotes substantially all his business time and attention to our business.

      EDWIN WINIARZ was elected Senior Executive Vice President in July 2000 and a director in August 1999 and became Executive Vice President, Treasurer and Chief Financial Officer on September 7, 1999. From July 1994 until August 1999, Mr. Winiarz was Treasurer and Chief Financial Officer of Triangle Service Inc., a privately held national service company. From November 1990 through July 1994, Mr. Winiarz served as Vice President Finance/Controller of Pharmerica, Inc. (formerly Capstone Pharmacy Services, Inc.). From March 1986 until November 1990, Mr. Winiarz was a manager with the accounting firm of Laventhal & Horwath. Mr. Winiarz is a certified public accountant and holds an MBA in management information systems from Pace University.

      RUSSELL T. EMBRY was elected Senior Vice President and Chief Technology Officer in July 2001 and was Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook and an M.S. in Computer Science from Polytechnic University, Farmingdale.

      RALPH H. THOMAS was elected Senior Vice President, Sales and Marketing in November 2003. Prior to joining Intelli-Check, Mr. Thomas served as Director of Business Development with DAP Technologies, a manufacturer of wireless and "ruggedized" mobile computers. He served as Vice President of Sales for Walkabout Computers, a leading designer and manufacturer of rugged pen tablets; Vice President, Sales, Marketing and Customer Service for Halm Industries, a specialty manufacturer of imaging and printing equipment; and Vice President, Industry Marketing for Symbol Technologies, where he helped dramatically increase company revenues through focused marketing, orchestrated selling efforts and field support programs. Earlier in his career, Mr. Thomas held various sales and marketing positions at Perkin-Elmer Corporation, AT&T, General Electric and Litton Industries. He holds an MBA in Marketing from Fairleigh Dickinson University and a BS in Marketing from St. Peter's College in New Jersey.

      EVELYN BEREZIN was elected a director in August 1999. She has been, since October 1987, an independent management consultant to technology based companies. From July 1980 to September 1987, Ms. Berezin was President of Greenhouse Management Company, a venture capital fund dedicated to investment in early-phase high-technology companies. Ms. Berezin holds an AB in Physics from New York University and has held an Atomic Energy Commission Fellowship. Ms. Berezin has served on the boards of a number of public companies including Bionova Corp., Cigna Corp., Datapoint Corp., Koppers Company, Inc. and Genetic Systems Inc., as well as more than fourteen private technology-based companies.

      JEFFREY LEVY was elected a director in December 1999. He has been, since February 1977, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1977, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies. During that time he also served as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc. Mr. Levy has had a distinguished career as a member of the United States Air Force from which he retired as a colonel in 1988. He serves as a board member of the Northern Virginia Chapter of Mothers Against Drunk Driving, the Washington Regional Alcohol Program, the Zero Tolerance Coalition and the National Drunk and Drugged Driving Prevention Month Coalition and is a member of the Virginia Attorney General's Task Force on Drinking by College Students and MADD's National Commission on Underage Drinking. Mr. Levy holds a BS in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

      CHARLES MCQUINN was elected a director in August 1999. He has been, since 1997, an independent product development/marketing consultant to Internet based companies. Mr. McQuinn has also served as CEO of The McQuinn Group, Inc., a system integration and institutional marketing company, from November 1998 to the present. From 1995 to 1997, Mr. McQuinn was President of DTN West, a fixed income price quote company with products for banks and governments. From 1990 to 1995, Mr. McQuinn was President of Bonneville Market Information, an equities price quote company with products for traders and brokers. From 1985 to 1990, Mr. McQuinn was President of Bonneville Telecommunications Company, a satellite video and data company. Prior to 1985, he was with Burroughs Corporation in various product development/marketing/management positions. Mr. McQuinn holds a BS in marketing from Ball State University and an MBA in management from Central Michigan University.

      ARTHUR L. MONEY was elected a director in February 2003. Mr. Money was confirmed by the Senate and served as the Assistant Secretary of Defense for Command, Control, Communications and Intelligence from 1999 to 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. He prior served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and was their Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the advisory board of several corporations including the Boeing Company (NYSE: BA). He also serves on the Board of Directors of numerous companies including Silicon Graphics, Inc. (NYSE: SGI) and CACI International (NYSE: CAI) and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money, who holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University also currently serves on several U.S. Government Boards and Panels such as NIMA Advisory Board, Defense Science Board, US Air Force AC2ISR Center Advisory Board and the US Navy "DSAP" Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with its Avionics and Surveillance Group when he became Vice President and Deputy General Manager of the Group.

      JIM MOODY was elected a director in August 2003. Mr. Moody is currently with Morgan Stanley in Washington, DC. Mr. Moody is the former Wisconsin Representative to the United States Congress. During his five terms in Congress (1983-93), he served on the Ways & Means Committee which oversees the entire federal tax system, nearly two thirds of federal spending, including Social Security and Medicare, as well U.S. trade laws and federal debt management. Previously, Mr. Moody served as president and CEO of InterAction, an association of U.S. organizations working overseas in economic development and humanitarian relief. He was also vice president and CFO for the International Fund for Agricultural Development (IFAD), a specialized agency of the United Nations headquartered in Rome, Italy, where he managed a $2.2 billion investment fund and represented the agency to other UN bodies and various U.S. government agencies including the Treasury, the State Department and Congress. Prior to Congressional service, Mr. Moody was an Assistant Professor of Economics at the

University of Wisconsin-Milwaukee, where he taught Public Finance and Taxation, and opened up the first U.S. Peace Corps program in Bangladesh and Pakistan. He has been a fellow and a visiting instructor at the Institute of Politics at the JFK School of Government at Harvard University, and is currently a member of the Council on Foreign Relations. Mr. Moody received his B.A. from Haverford College, his M.P.A. from Harvard University, and earned a Ph.D. in Economics from the University of California, Berkeley.

      JOHN N. HATSOPOULOS was elected a director in December 2003. Mr. Hatsopoulos is currently the chief executive officer of American Distributed Generation Inc. He is the co-founder of Thermo Electron Corporation (NYSE:TMO) and the retired president and vice chairman of its Board of Directors. Mr. Hatsopoulos is also managing partner of GlenRose Capital LLC, a leverage buyout investment fund, and managing partner of Alexandros Partners LLC, a financial advisory firm. Prior to his role at American Distributed Generation, which provides a range of products and services in support of the emerging market for on-site generation of electricity, heating and cooling at commercial, institutional and light industrial facilities, Mr. Hatsopoulos held a wide variety of positions at Thermo Electron Corporation. Over more than four decades, Mr. Hatsopoulos served, among other positions, as vice president of corporate strategy, handling acquisitions, financial and investor relations and corporate investments, chief financial officer and, at retirement, president and vice chairman of the Board of Directors. Mr. Hatsopoulos graduated from Athens College in Athens, Greece in 1953. He holds a B.S. in history and mathematics from Northeastern University, together with Honorary Doctorates in Business Administration from Boston College and Northeastern University. He served on the Board of Directors of the American Stock Exchange from 1994 through 2000. He is currently a member of the Board of Directors of TEI BioSciences Inc. and a "Member of the Corporation" for Northeastern University.

      THOMAS A. PRENDERGAST was elected a director in March 2004. Mr. Prendergast is currently an investment and management consultant. He presently serves as chairman of the board for The Steel Corporation of Texas, Texzona Industries, Inc. and Scot Holding, Inc. and as director for Double Eagle Petroleum, Inc. Throughout his career, Mr. Prendergast has served as a member of the board of directors for more than seventeen publicly traded companies across a broad range of industries. He has worked with companies in special situations, including the initial public offering of Farah Manufacturing, where he was executive vice president for ten years. He has been involved in a number of turnaround situations and various high-profile transactions, including the sale of Market Guide, Inc. to Multex, the global provider of institutional research products, which has since been integrated into Reuters Products & Services. Mr. Prendergast was the founding member and President of the Board of Trustees of El Paso Community College from 1962 to 1982. He is a certified public accountant and holds a Bachelor of Science degree from Fordham University.

      Directors generally serve for staggered terms of three (3) years and hold office until the next annual meeting, following the conclusion of their term, of stockholders and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16 (a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission's rules, are not deemed to be timely. During the review, it was determined that the Company failed to file a timely report concerning the grant of stock options on July 10, 2003 to Mr. Winiarz, Mr. Money, Mr. McQuinn and Mr. Levy; such failure was remedied by the reporting of these grants later in July 2003. It was also determined that Mr. Mandelbaum failed to file a timely report regarding the exercise of 50,000 in-the-money stock options on September 4, 2003; such failure was remedied by the reporting of this exercise in November 2003. All other transactions were timely filed thereafter.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended December 31, 2003, the board of directors held nine meetings, the audit committee held six meetings, the corporate governance and nominating committee held one meeting and the compensation committee held one meeting. Evelyn Berezin did not attend three meetings of the board of directors.

      The board of directors has established a compensation committee which is currently comprised of Mr. Levy, chairperson, Mr. Moody and Mr. Money. The compensation committee reviews and recommends to the board the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans.

      The board of directors has established a corporate governance and nominating committee, which is comprised of Mr. McQuinn, chairperson, Ms. Berezin and Mr. Levy. The corporate governance committee reviews our internal policies and procedures and by-laws and acts as our nominating committee for the board of directors.

      The Board of Directors established a corporate governance committee in 1999, which is responsible for reviewing our internal policies and procedures. On January 8, 2004, the Board of Directors decided to delegate additional duties to the committee with respect to nominating director candidates, such as identifying and evaluating potential director candidates and recommending candidates for appointment or election to the Board. The Board of Directors has re-established the committee as the corporate governance and nominating committee. The committee has adopted a charter, a copy of which is appended to this proxy statement as Exhibit A.

      Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such stockholder recommendations, we have not implemented a formal policy with respect to such recommendations. However, the Board may consider implementing such a policy in the future.

      The corporate governance and nominating committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be weighed more or less heavily by the corporate governance and nominating committee. In considering candidates for our Board of Directors, the corporate governance and nominating committee will evaluate the entirety of each candidate's credentials and, other than the eligibility requirements established by the corporate governance and nominating committee, will not have any specific minimum qualifications that must be met by a nominee. The corporate governance and nominating committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The corporate governance and nominating committee will not evaluate candidates differently based on who has made the recommendation.

      The board of directors has a separately designated audit committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, which is currently comprised of Mr. Moody, chairperson, Mr. McQuinn and Ms. Berezin. The members of the Audit Committee are independent as defined in
Section 121(A) of the American Stock Exchange's listing standards. The audit committee recommends to the board of directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter. The charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The Board of Directors has determined that it has at least one audit committee financial expert serving on its Audit Committee. Mr. Moody serves as the Audit Committee financial expert.

      The board of directors has recently established an acquisition committee comprised of John Hatsopoulos, chairperson, Frank Mandelbaum and Edwin Winiarz. The acquisition committee recommends to the board of directors opportunities within the Corporation's area of strategic development for merger and/or acquisition which may enhance shareholder value.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS

      The Company does not currently have a formal procedure or process by which shareholders can send communications to the board of directors; however, the Company's shareholders have in the past and may continue to contact senior management or directors directly to discuss any questions they may have.

                             AUDIT COMMITTEE REPORT

      The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

      With respect to the audit of the fiscal year ended December 31, 2003, and as required by its written charter which sets forth its responsibilities and duties, we have reviewed and discussed the Company's audited financial statements with management.

      In the course of its review, we have discussed with the independent auditors those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees," by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as amended, "Independence Discussions with Audit Committee," by the Independence Standards Board and have discussed with the auditors the auditors' independence.

      Based on the reviews and discussions referred to above, we recommended to the board of directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                           Audit Committee:    Jim Moody (Chair)
                                               Evelyn Berezin
                                               Charles McQuinn

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of May 31, 2004 certain information regarding beneficial ownership of Intelli-Check's common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

      Unless otherwise indicated, the address for each of the named individuals is c/o Intelli-Check, Inc., 246 Crossways Park West, Woodbury, NY 11797-2015.

      Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

      The applicable percentage of ownership is based on 10,163,618 shares outstanding as of May 31, 2004.

---------------------------------------- ---------------------------------- --------------------

      NAME                                   SHARES BENEFICIALLY OWNED            PERCENT
---------------------------------------- ---------------------------------- --------------------
Frank Mandelbaum (1)                                 1,495,800                     13.50
---------------------------------------- ---------------------------------- --------------------
Edwin Winiarz (2)                                     168,500                      1.63
---------------------------------------- ---------------------------------- --------------------
Ralph Thomas (3)                                      10,000                         *
---------------------------------------- ---------------------------------- --------------------
Russell T. Embry (4)                                  95,250                         *
---------------------------------------- ---------------------------------- --------------------
Evelyn Berezin (5)                                    131,900                      1.28
---------------------------------------- ---------------------------------- --------------------
Charles McQuinn (6)                                   115,100                      1.12
---------------------------------------- ---------------------------------- --------------------
Jeffrey Levy (7)                                      123,280                      1.20
---------------------------------------- ---------------------------------- --------------------
Arthur L. Money (8)                                   61,500                         *
---------------------------------------- ---------------------------------- --------------------
Jim Moody (9)                                         34,000                         *
---------------------------------------- ---------------------------------- --------------------
John  Hatsopoulos (10)                                53,500                         *
---------------------------------------- ---------------------------------- --------------------
Thomas A. Prendergast (11)                            37,500                         *
---------------------------------------- ---------------------------------- --------------------
Empire State Development formerly
New York State Science and
Technology Foundation (12)                            605,000                      5.93
---------------------------------------- ---------------------------------- --------------------
All Executive Officers & Directors
as a group (11 persons)                             2,336,330                     21.59
---------------------------------------- ---------------------------------- --------------------

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.

(1) Includes 926,500 shares issuable upon exercise of stock options exercisable within 60 days. Does not include 15,600 shares and 1,540 rights held by Mr. Mandelbaum's wife, for which Mr. Mandelbaum disclaims beneficial ownership.

(2) Includes 168,500 shares issuable upon exercise of stock options exercisable within 60 days.

(3) Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.

(4) Includes 95,250 shares issuable upon exercise of stock options exercisable within 60 days.

(5) Includes 124,400 shares issuable upon exercise of stock options exercisable within 60 days.

(6) Includes 114,100 shares issuable upon exercise of stock options exercisable within 60 days.

(7) Includes 121,980 shares issuable upon exercise of stock options exercisable within 60 days.

(8) Includes 61,300 shares issuable upon exercise of stock options exercisable within 60 days.

(9) Includes 34,000 shares issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 52,500 shares issuable upon exercise of stock options exercisable within 60 days.

11) Includes 7,500 shares issuable upon exercise of stock options exercisable within 60 days.

(12) Frances A. Walton, the Chief Financial Officer exercises voting and dispositive power over the shares. The address is 633 Third Avenue, New York, NY 10017

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2003. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                    Annual         Long-Term
                                                 Compensation     Compensation
                                                 ------------     ------------
                                                                   Securities
                                                                   Underlying
Name and Principal Position             Year      Salary($)     Options/SARS (#)
---------------------------             ----      ---------     ----------------

Frank Mandelbaum                        2003       250,000         100,000
Chairman & CEO                          2002       250,000         350,000
                                        2001       204,808            --


Edwin Winiarz                           2003       141,750          30,000
Senior Executive Vice President         2002       135,000
Chief Financial Officer                 2001       128,333          75,000


Russell T. Embry                        2003       150,000          12,500
Senior Vice President                   2002       150,000          12,500
Chief Technology Officer                2001       133,750            --


W. Robert Holloway                      2003       108,728            --
Former Senior Vice President            2002       115,000            --
Sales                                   2001       115,000            --

      The options shown above were granted under the 1998, 1999, 2001 and 2003 Stock Option Plans as well as outside these plans and are exercisable as follows: (1) Frank Mandelbaum - 100,000 options which are currently exercisable at an exercise price of $8.22 per share and 275,000 options which are currently exercisable at an exercise price of $12.10 per share with an additional 75,000 becoming exercisable on December 31, 2004; (2) Edwin Winiarz - 30,000 options which are currently exercisable at an exercise price of $8.22 per share; 25,000 options at an exercise price of $10.75 and 75,000 options at an exercise price of $8.04, which are exercisable no later than September 7, 2006 with earlier vesting incentives; (3) Russell T. Embry - 12,500 options at an exercise price of $7.44 per share, 25,000 options at an exercise price of $8.75 and 12,500 options at an exercise price of $3.82, all of which are currently exercisable; and (4) Ralph H. Thomas - 50,000 options at an exercise price of $7.35 per share of which 10,000 are currently exercisable and 40,000 will become exercisable on February 10, 2008 with earlier vesting incentives. All options expire five years after the date of vesting.

         OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes options granted during the year ended December 31, 2003 to the named executive officers:

---------------------------------------------------------------------------------------------------------------------
                                Individual Grants
---------------------------------------------------------------------------------------------------------------------
                              Number of       % of Total Options                         Potential Realizable Value
                             Securities           Granted To                              Assumed Annual Rates of
                         Underlying Options      Employees In     Exercise  Expiration    Appreciation for Option
          Name                 Granted         2003 Fiscal Year     Price      Date           5%            10%
---------------------------------------------------------------------------------------------------------------------
Russell T. Embry               12,500                4.8%           $7.44    05/05/09       $25,694       $56,777
---------------------------------------------------------------------------------------------------------------------
Frank Mandelbaum               100,000              38.6%           $8.22    07/10/08      $227,103      $501,839
---------------------------------------------------------------------------------------------------------------------
Ralph H. Thomas                10,000                3.9%           $7.35    11/10/08       $20,307       $44,872
---------------------------------------------------------------------------------------------------------------------
Ralph H. Thomas                40,000               15.5%           $7.35    11/10/13       $81,227      $179,490
---------------------------------------------------------------------------------------------------------------------
Edwin Winiarz                  30,000               11.6%           $8.22    07/10/08       $68,131      $150,552
---------------------------------------------------------------------------------------------------------------------

      The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

      The following table summarizes unexercised options granted through the year-end December 31, 2003 to the named executive officers:

------------------------------ ---------------- ---------------- --------------------------------- -------------------------------
                                                   Aggregate                                            Value of Unexercised
                                No. of Shares    Dollar Value           No. of Securities                   In-the-Money
                                Received Upon    Received Upon        Underlying Unexercised             Options At Fiscal
            Name                  Exercise         Exercise             Options / Warrants               Year End 12/31/03
------------------------------ ---------------- ---------------- --------------------------------- -------------------------------
                                                                  Exercisable     Unexercisable     Exercisable    Unexercisable
------------------------------ ---------------- ---------------- --------------- ----------------- -------------- ----------------
Frank Mandelbaum Chairman &
CEO                                50,000          $322,500         825,000           75,000        $2,209,500           0
------------------------------ ---------------- ---------------- --------------- ----------------- -------------- ----------------
Edwin Winiarz  Senior
Executive VP & CFO                   N/A              N/A           165,000             0            $101,850            0
------------------------------ ---------------- ---------------- --------------- ----------------- -------------- ----------------
Russell T. Embry Senior VP &
CTO                                  N/A              N/A            83,750            6,250          $62,263          $2,938
------------------------------ ---------------- ---------------- --------------- ----------------- -------------- ----------------
Ralph H. Thomas Senior VP,
Sales and Marketing                  N/A              N/A             10,000          40,000          $5,600          $22,400
------------------------------ ---------------- ---------------- --------------- ----------------- -------------- ----------------

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

      On February 1, 2002, we entered into a new three-year employment contract with our Chairman and Chief Executive Officer, Frank Mandelbaum, effective January 1, 2002. The agreement provides for an annual base salary of $250,000. In addition, we granted to Mr. Mandelbaum an option to purchase 350,000 shares of common stock, of which 275,000 options are immediately exercisable at $12.10 per share and 75,000 options become exercisable on December 31, 2004.

      If a change of control occurs, as defined in Mr. Mandelbaum's employment agreement, Mr. Mandelbaum may terminate his employment at any time and shall be entitled to receive a payment equal to 2.99 times his average annual compensation, including bonuses received, during the three years preceding the date of termination, payable in cash to the extent of three months salary and the balance in shares of our common stock based on a valuation of $2.00 per share.

      On September 7, 2001, we renewed our employment agreement with Mr. Winiarz. The agreement, which expires December 31, 2004, provides for a base salary of $135,000 with annual increases of 5% per annum. In addition, we granted 75,000 stock options at an exercise price of $8.04 vesting on September 7, 2006 with earlier vesting incentives.

      Under the terms of the employment agreements, each of the executives has the right to receive his compensation in the form of shares of common stock valued at 50% of the closing bid price of our shares of common stock as of the date of the employee's election, which is to be made at the beginning of each quarter. In addition, each of the employment agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause.

                              CERTAIN TRANSACTIONS

      On January 21, 2004, we entered into an agreement with Alexandros Partners LLC to act as consultants in advising us in financial and investor relations matters. We agreed to pay a consulting fee of $50,000 payable in 12 equal monthly installments. In addition, we issued a warrant granting the right to purchase 100,000 shares of our common stock at a purchase price of $7.54 per share vesting ratably over the 12 month period. The agreement terminates on December 31, 2004. A principal of Alexandros Partners LLC is currently a member of our Board of Directors. This transaction was approved by all of the independent directors of our Board of Directors.

                            COMPENSATION OF DIRECTORS

      Non-employee directors receive a fee of $500 for attending board meetings in person and $250 for attendance at such meetings telephonically. They also receive a fee of $300 for each committee meeting held on a date other than that of a board meeting and are reimbursed for expenses incurred in connection with the performance of their respective duties as directors. Through December 2002, non-employee directors received 15,000 options for each full year of service on the Company's board of directors. In July 2003, the board increased the amount of options granted to non-employee directors for each full year of service to 25,000 options. In addition, non-employee directors who are members of a committee are entitled to receive grants of stock options for each year served. The chairperson of the audit committee receives options to purchase 7,500 shares of our common stock and audit committee members receive options to purchase 3,000 shares of our common stock. Of the remaining committees, each chairperson receives options to purchase 2,500 shares of our common stock and each a committee member receives options to purchase 1,500 shares of our common stock. These options are immediately exercisable during the committee members' term and expire five years from date of grant.

      In November 2003, the Company accepted the resignation of Mr. Davis from its Board of Directors and agreed to extend the expiration date of his vested options until November 11, 2004. All unvested options subsequently expired.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Introduction. The disclosure rules of the Securities and Exchange Commission require us to provide certain information concerning the compensation of the Chief Executive Officer and other executive officers of our company. We review and recommend to our board of directors compensation of the executive officers of our company. Decisions on the compensation of our Chief Executive Officer are made by the board and salaries of other executive officers are set in relation to the salary of the Chief Executive Officer.

      Structure. Compensation of our executive officers consists of salary and stock option grants. Stock options have been used to reward executives for actions which increase shareholder value and to attract and retain high quality executives by providing long-term incentives. The Company has no bonus plan for executives nor does it provide retirement benefits. We believe our compensation policy is fair to our employees and shareholders. Our total compensation package is competitive within our industry.

      Base Salary. Since 1996, we have relied on our own informal surveys of compensation levels to gauge the reasonableness of the compensation of Frank Mandelbaum, our Chief Executive Officer. Mr. Mandelbaum's compensation was at an annual rate of $250,000 for the 2002 fiscal year which was established in February 2002 when we entered into a new three year employment agreement with him.

      All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer, which occurs upon employment contract renewal, the Compensation Committee considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for our company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of our company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary.

      Stock Options. Stock options have been administered by the Compensation Committee of the Board of Directors. Our board and shareholders have approved four stock option plans for employees, directors and consultants of our company. Amounts available and options granted pursuant to those plans are set forth in the tables below.

                           Compensation Committee:      Jeffrey Levy (Chair)
                                                        Arthur L. Money
                                                        Jim Moody

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

      The board of directors has established a compensation committee which is currently comprised of Mr. Levy, chairman, Mr. Moody and Mr. Money. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total return on our common stock assuming a $100 investment as of November 19, 1999, and based on the market prices at the end of each fiscal year, with the cumulative total return of the AMEX Market Value Index and the AMEX Computer Technology Index.


                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
         AMONG INTELLI-CHECK, INC., THE AMEX MARKET VALUE (U.S.) INDEX
                         AND THE AMEX TECHNOLOGY INDEX

                                  [LINE CHART]

                                             CUMULATIVE TOTAL RETURN
                           -------------------------------------------------------------
                             11/19/99     12/99     12/00     12/01    12/02     12/03

INTELLI-CHECK, INC.          100.00       107.23    104.82    175.33    66.51     76.24
AMEX MARKET VALUE (U.S.)     100.00       108.58    100.71     93.75    76.62    103.69
AMEX TECHNOLOGY              100.00       106.83     82.33     85.26    51.47     79.52

                                 PROPOSAL NO. 2
                         PROPOSED 2004 STOCK OPTION PLAN

      There is being submitted to the shareholders for approval at the Annual Meeting, the Intelli-Check, Inc. 2004 Stock Option Plan which authorizes the issuance not later than December 31, 2014 of options to purchase up to 850,000 of our common shares. The 2004 Plan was approved by our board of directors at a meeting held on May 10, 2004, subject to shareholder approval.

      Our board of directors believes that the Company and our shareholders have benefited from the grant of stock options in the past and that similar benefits will result from the adoption of the 2004 Plan. We believe that stock options play an important role in providing eligible employees, directors and consultants with an incentive and inducement to contribute fully to the further growth and development of our company because of the opportunity to acquire a proprietary interest in our company on an attractive basis.

      All stock options granted under the 2004 Plan will be exercisable at such time or times and in such installments, if any, as our compensation committee or the board of directors may determine and expire no more than ten years from the date of grant. The exercise price of the stock option will be the fair market value of our common shares on the date of grant and must be paid in cash. The fair market value of our shares at May 28, 2004 was $7.49. Options are non-transferable except by will or by the laws of descent and distribution. Each option to be granted under the 2004 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.

      Options granted under the 2004 Plan terminate three months after the optionee's relationship with us is terminated except if termination is by reason of death or disability. In the case of death or disability, the option terminates twelve months after the optionee's death or termination of employment by reason of disability. If an employee's employment is terminated for cause, then any unexercised options held by the employee are cancelled upon termination of employment. In the case of a non-employee director who has served his or her full term, all vested options remain exercisable until the termination date set forth in the stock option agreement to which such options relate.

      Our board of directors has discretion to determine whether all unvested options shall automatically vest in full if and when either of the following stockholder approved transactions to which the company is a party are consummated: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of the assets in a complete liquidation or dissolution. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor company (or parent thereof) in the corporate transaction or (ii) such option is to be replaced with a cash incentive program of the successor company which preserves the spread existing on the unvested option shares at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the board or committee at the time of the option grant.

      Currently, there are thirty-one (31) employees and directors who would be entitled to receive stock option grants under this Plan. Future new hires and additional consultants would be eligible to participate in the plan as well. The number of stock options to be granted to executives and directors cannot be determined at this time as the grant of stock options is dependent upon various factors such as hiring requirements and job performance.

                      EQUITY COMPENSATION PLAN INFORMATION

      We maintain various stock plans under which options vest and shares are awarded at the discretion of our board of directors or its compensation committee. The purchase price of the shares under the plans and the shares subject to each option granted is not less than the fair market value on the date of grant. The term of each option is generally five to ten years and is determined at the time of grant by our board of directors or its compensation committee. The participants in these plans are officers, directors, employees and consultants of the company and its subsidiaries or affiliates.

                                                                                         NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES      WEIGHTED AVERAGE       REMAINING AVAILABLE FOR
                                         TO BE ISSUED UPON      EXERCISE PRICE OF    FUTURE ISSUANCE UNDER EQUITY
                                           EXERCISE OF             OUTSTANDING            COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,     OPTIONS, WARRANTS        (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS          AND RIGHTS          REFLECTED IN COLUMN A)
------------------------------------ ------------------------- --------------------- ------------------------------
                                              (a)                      (b)                        (c)
------------------------------------ ------------------------- --------------------- ------------------------------
Equity compensation plans approved          1,666,699                 $8.38                     251,676
by security holders
------------------------------------ ------------------------- --------------------- ------------------------------
Equity compensation plans not               1,034,425                 $7.32                      None
approved by security holders
------------------------------------ ------------------------- --------------------- ------------------------------
Total                                       2,701,124                 $7.97                     251,676
------------------------------------ ------------------------- --------------------- ------------------------------

U.S. FEDERAL TAX MATTERS

      Stock options may be granted in the form of incentive stock options or non-qualified stock options. Incentive stock options are eligible for favorable tax treatment under the U.S. Internal Revenue Code (the "Code"). To meet the Code requirements, the maximum value of incentive stock options that first become exercisable in any one year is limited to $100,000. Under the Code, persons do not realize compensation income upon the grant of a stock option (whether an incentive stock option or non-qualified stock option). At the time of exercise of a non-qualified stock option, the holder will realize compensation income in the amount of the spread between the exercise price of the option and the fair market value of our stock on the date of exercise. At the time of exercise of an incentive stock option, no compensation income is realized other than "tax preference income" for purposes of the alternative minimum tax. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gains. If the shares acquired on exercise of the incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realized compensation income equal to the excess of the fair market value of shares on the date of exercise over the option price. Additional amounts realized will be taxed as capital gains. We will generally be entitled to a deduction under the Code at the time equal to the amount of compensation income realized by the holder of an option.

      Our board of directors has a limited right to modify or amend the 2004 Plan which does not include the right to increase the number of shares which is available for the grant of options.

      During the term of the 2004 Plan, our eligible employees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of our other shareholders. The grant and exercise of the options also may affect our ability to obtain additional capital during the term of any options.

      The 2004 Plan will be administered by the compensation committee appointed by the board of directors. The compensation committee currently consists of Messrs. Levy, Money and Moody. None of Mr. Levy, Mr. Money or Mr. Moody is an employee of our company.

      Our board of directors is recommending the adoption of the 2004 Plan. The description of the proposed 2004 Plan set forth above is qualified in its entirety by reference to the text of the 2004 Plan as set forth in Exhibit B.

                                 PROPOSAL NO. 3
                      RATIFICATION OF SELECTION OF AUDITORS

      Our board of directors recommends the selection of Amper, Politziner & Mattia, P.C. as independent auditors to examine Intelli-Check's financial statements for the fiscal year ending December 31, 2004. On April 21, 2004, our Audit Committee, with the approval of our Board of Directors, determined to dismiss its independent auditors, Grant Thornton, LLP, and to engage the services of Amper, Politziner & Mattia, P.C. as its new independent auditors. During the two most recent fiscal years ended December 31, 2003, and the subsequent interim period through April 21, 2004, there were no disagreements between Intelli-Check and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports. Representatives of Grant Thornton will not be present at the annual meeting.

      Representatives of Amper, Politziner & Mattia, P.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

      During fiscal year ended December 31, 2001 until June 6, 2002, our principal independent auditor was Arthur Andersen LLP. Thereafter, our principal independent auditor was Grant Thornton LLP. The services of each were provided in the following categories and amount:

Audit Fees

      The aggregate fees billed by Arthur Andersen LLP for the review of the financial statements in our Quarterly Reports on Form 10-Q during the fiscal year ended December 2002 were $4,500.

      The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal years 2003 and 2002 and for services performed in connection with the Company's Forms S-2 and S-3 registration statements filed in 2003, were $252,660 in 2003 and $74,400 in 2002.

Audit Related Fees

      Other than the fees described under the caption "Audit Fees" above, neither Grant Thornton LLP nor Arthur Andersen LLP billed any fees for services rendered to us during fiscal years 2003 and 2002 for assurance and related services in connection with the audit or review of our consolidated financial statements.

Tax Fees

      There were no tax fees billed by Arthur Andersen LLP or Grant Thornton LLP during 2003 and 2002.

All Other Fees

      There were no fees billed by Arthur Andersen LLP for other professional services rendered during the fiscal year ended December 31, 2002.

      There were no fees billed by Grant Thornton LLP for other professional services rendered during the fiscal year ended December 31, 2003 and 2002.

Pre-Approval of Services

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                              SHAREHOLDER PROPOSALS

      Proposals by any shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by Intelli-Check for inclusion in material relating to such meeting not later than February 12, 2005.

                                    EXPENSES

      All expenses in connection with solicitation of proxies will be borne by Intelli-Check. Officers and regular employees of Intelli-Check may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                             By Order of the Board of Directors,

                                             Frank Mandelbaum
                                             Chairman

                                                                       EXHIBIT A

                               INTELLI-CHECK, INC.

                       NOMINATING AND CORPORATE GOVERNANCE
                                COMMITTEE CHARTER

Composition and Term of Office

The Board of Directors shall designate annually three or more of its independent members to constitute members of the Nominating and Corporate Governance Committee.

Responsibilities

The Committee shall have the power and duty to:

1. Review, at least annually, the structure of the Board to assure that the proper skills and experience are represented on the Board. At least 2/3 of the members of the Board shall be independent directors.

2.    Recommend to the full Board:

      (a)   nominees to fill vacancies on the Board as they occur; and

      (b) prior to each annual meeting of shareholders, a slate of nominees for election or reelection as Directors by the shareholders at the annual meeting.

3. Seek out and evaluate candidates to serve as Board members, and consider candidates submitted by shareholders of the Company in accordance with the notice provisions and procedures set forth in the by-laws of the Company.

4. Periodically make recommendations to the Board with respect to the size of the Board.

5.    Recommend to the Board the membership of the committees of the Board.

6. Periodically make recommendations to the Board with respect to the compensation of Board members.

7. Make all determinations as to whether or not an individual is independent, taking into account any applicable regulatory requirements and such other factors as the Committee may deem appropriate.

8. Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

9. Perform such other functions as may from time to time be assigned by the Board of Directors.

Meeting Times

The Committee shall meet prior to the annual meeting each year and at such other times as any member of the Committee may request.

The Committee may diverge from the specific activities outlined throughout this Charter as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee may perform such other functions as necessary or appropriate under applicable laws, regulations, AMEX rules, the Corporation's certificate of incorporation and by-laws, and the resolutions and other directives of the Board.

This Charter is in all respects subject and subordinate to the Corporation's certificate of incorporation and by-laws, the resolutions of the Board and the applicable provisions of the Delaware General Corporation Law.

                                                                       EXHIBIT B

                               INTELLI-CHECK, INC.

                             2004 STOCK OPTION PLAN

      1. Purpose. Intelli-Check, Inc., a Delaware corporation ("Intelli-Check"), desires to attract and retain the best available talent and to encourage the highest level of performance. The Intelli-Check, Inc. 2004 Stock Option Plan (the "Plan") is intended to contribute significantly to the attainment of these objectives by affording eligible employees and independent contractors of Intelli-Check and its affiliates (whether or not incorporated) (collectively, with Intelli-Check, the "Company") the opportunity to acquire a proprietary interest in Intelli-Check through the grant of stock options ("Options") to purchase shares of common stock, $.001 par value per share, of Intelli-Check (the "Common Stock").

      2. Administration.

            (a) In General. Subject to paragraph (b) hereof, the Plan shall be administered by the board of directors of Intelli-Check (the "Board"). The Board shall have plenary authority in its discretion, to the maximum extent permissible by law, subject to and not inconsistent with the express provisions of the Plan, to make all awards of Options under the Plan, to select from among eligible persons those individuals who will be awarded Options, to determine the number of shares of Common Stock covered by each Option, the Option exercise price per share of Common Stock covered by each Option (and, in connection therewith, determine the Fair Market Value of the Common Stock for purposes of the Plan), and the restrictions, if any, which shall apply to the Common Stock subject to an Option, to determine the terms and conditions of each Option, to approve the form of each Option agreement (an "Option Agreement"), to amend any such Option Agreement from time to time, to construe and interpret the Plan and all Option Agreements executed thereunder and to make all other determinations necessary or advisable for the administration of the Plan. In exercising its authority to set the terms and conditions of Options, and subject only to the limits of applicable law, the Board shall be under no obligation or duty to treat similarly situated grantees of an Option Agreement ("Optionees") in the same manner, and any action taken by the Board with respect to the grant of an Option to one Optionee shall in no way obligate the Board to take the same or similar action with respect to any other Optionee. The Board may exercise its discretion in a manner such that Options which are granted to individuals who are foreign nationals or who are employed or provide services outside the United States, contain terms and conditions which are different from the provisions otherwise specified in the Plan but which are consistent with the tax and other laws of foreign jurisdictions applicable to the Optionee and which are designed to provide the Optionee with benefits which are consistent with the Company's objectives in establishing the Plan. The Board may adopt such rules as it deems necessary or advisable in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Board then in office, except that the Board may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents (including any applicable Option Agreement) on behalf of the Board or Intelli-Check. Any interpretation or determination made by the Board pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the Plan.

            (b) Appointment of Committee. Notwithstanding paragraph (a), the Board may appoint a committee of not fewer than two members of the Board (the "Committee") and transfer to the Committee some or all of its authority hereunder. If the Board creates a Committee, the Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") with respect to Option grants to officers and directors, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to exclude Options granted under the Plan from the calculation of the income tax deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each member of the Committee shall be an "outside director" within the meaning of Code Section 162(m). To the extent necessary to be consistent with the provisions of this paragraph (b), any reference in the Plan and/or an Option Agreement to a decision, determination or action of the Board shall be read and understood as referring to a decision, determination or action of the Committee.

            (c) Liability of Board and Committee Members. Except as otherwise required by law, no member of the Board or the Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member's own willful misconduct. Under no circumstances shall any member of the Board or the Committee be liable for any act or omission of any other member of the Board or the Committee. In the performance of its functions with respect to the Plan, the Board and the Committee shall be entitled to rely upon information and advice furnished by Intelli-Check's officers, Intelli-Check's accountants, Intelli-Check's legal counsel and any other party the Board and Committee deems necessary, and no member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      3. Type of Options. Options granted under the Plan may be either incentive stock options ("ISOs") intended to meet the requirements of Code Section 422 or nonqualified stock options ("NSOs") which are not intended to meet such Code requirements.

      4. Eligible Persons. Subject in the case of ISOs to Section 17(a), Options may be awarded only to employees and independent contractors of the Company. For purposes hereof, the term "independent contractors" shall include consultants, advisors and directors of the Company. In determining the persons to whom awards shall be made and the number of shares to be covered by each Option, the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Board, in its discretion, shall deem relevant in connection with accomplishing the purposes of the Plan.

      5. Shares Subject to the Plan. No more than eight hundred fifty thousand (850,000) shares of Common Stock shall be issued pursuant to the exercise of Options granted under the Plan. The maximum aggregate number of shares of Common Stock for which Options may be granted to any one individual within one fiscal year of Intelli-Check shall be one hundred fifty thousand (150,000). Such aggregate numbers shall be subject to adjustment as provided in Section 16. If an Option is forfeited or expires without being exercised, the shares of Common Stock subject to the Option shall be available for additional Option grants under the Plan. If an Option is exercised in whole or in part by an Optionee by tendering previously owned shares of Common Stock, or if any shares are withheld in connection with the exercise of its Option to satisfy the Optionee's tax liability, the full number of shares in respect of which the Option has been exercised shall be applied against the limit set forth in this Section 5.

      6. Term of Options. The term of each Option shall be fixed by the Board and specified in the applicable Option Agreement, but in no event shall it be more than ten years from the date of grant, subject to earlier termination as provided in Section 8. Subject in the case of ISOs to Section 17, the term of an Option may be extended from time to time by the Board, provided that no such extension shall extend the term beyond ten years from the date of grant.

      7. Vesting. The Board shall determine the vesting schedule applicable to a particular Option grant and specify the vesting schedule in the applicable Option Agreement. Notwithstanding the foregoing the Board may accelerate the vesting of an Option at any time.

      8. Termination of Relationship to the Company.

            (a) Options Granted To Employees. With respect to an Option granted to an individual who is an employee of the Company at the time of Option grant, unless the Option Agreement expressly provides to the contrary, (i) the Option shall terminate immediately upon the Optionee's termination of employment for Cause (as defined in Section 23); (ii) in the event that the Optionee's employment with the Company shall terminate by reason of death or Disability (as hereinafter defined), the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall terminate one year following such termination of employment (but shall not continue to vest during such one year period); and (iii) in the event that the Optionee's employment with the Company shall terminate for any other reason, the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall terminate three months after such termination of employment (but shall not continue to vest during such three month period); provided, however, that in the event that the Optionee is subject to any non-compete or confidentiality agreement which he or she violates, the Option shall immediately terminate upon such violation. Notwithstanding anything herein to the contrary, in no event shall an Option remain exercisable beyond the expiration date specified in the applicable Option Agreement. An Option Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan and the effect of leaves of absence, which provisions may vary from one Option Agreement to another. For purposes hereof, the Optionee shall be deemed to have a "Disability" if the Optionee is permanently and totally disabled, within the meaning of Section 22(e) of the Code.

            (b) Options Granted to Independent Contractors. With respect to an Option granted to an individual who is not an employee of the Company at the time of Option grant, the Board shall determine and specify in the applicable Option Agreement the consequences, if any, of the termination of the Optionee's relationship with the Company.

      9. Option Exercise Price. Subject in the case of ISOs to Section 17, the Option exercise price per share of Common Stock covered by an Option shall be established by the Board.

      10. Exercise of Options.

            (a) An Option may be exercised at any time and from time to time, in whole or in part, as to any or all full shares as to which the Option is then exercisable; provided, however, that if so specified in the Option Agreement, the Option may not, in a single exercise, be exercised for fewer than the minimum number of shares specified in the Option Agreement, unless the exercise is for all of the shares as to which the Option is then exercisable. An Option may not be exercised with respect to a fractional share. If an Option is exercised with respect to all of the whole shares as to which the Option is exercisable, and the Option remains exercisable with respect to less than one share of Common Stock, the Option shall immediately and without any further action by the Company or the Optionee be cancelled with respect to the remaining fractional share, without any consideration being paid by the Company. An Optionee (or other person who, pursuant to Section 13, may exercise the Option) shall exercise the Option by delivering to Intelli-Check at the address provided in the Option Agreement a written, signed notice of exercise, stating the number of shares of Common Stock with respect to which the option exercise is being made, and satisfy the requirements of paragraph (b) of this Section 10. Upon receipt by Intelli-Check of any notice of exercise, the exercise of the Option as set forth in that notice shall be irrevocable.

            (b) Upon exercise of an Option the Optionee shall pay to Intelli-Check the Option exercise price per share of Common Stock multiplied by the number of full shares as to which the Option is then exercised. An Optionee may pay the Option exercise price by tendering or causing to be tendered in cash, by delivery of shares of Common Stock owned by the Optionee for at least six months preceding the date of exercise of the Option (or such shorter or longer period as the Board may approve or require from time to time) having a Fair Market Value equal to the exercise price or other property permitted by law and acceptable to the Board, or any combination thereof. Without limiting the foregoing, payment of the exercise price may be facilitated by an outside broker.

            (c) An Optionee shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares as to which the Option has been exercised, promptly pay or cause to be paid the amount determined by the Board as necessary to satisfy all applicable tax and other withholding requirements. An Optionee may satisfy his withholding requirement in any manner satisfactory to the Board.

            (d) The certificate representing the shares as to which an Option has been exercised shall bear an appropriate legend setting forth any restrictions applicable to such shares.

      11. Option Agreement. The terms and conditions of each Option shall be set forth in an Option Agreement in the form approved by the Board. Each Option Agreement shall be executed by Intelli-Check and the Optionee. Each Option Agreement shall, at a minimum, specify (i) the number of shares of Common Stock subject to the Option, (ii) whether the Option is intended to be an ISO or NSO,
(iii) the provisions related to vesting and exercisability of the Option, including the Option exercise price, and (iv) that the Option is subject to the terms and provisions of the Plan and that in the event of any conflict between the Option Agreement and the Plan, the Plan shall control. The Option Agreement may also contain such other terms and conditions as the Board determines to be necessary or advisable. Option Agreements may vary from one to another.

      12. No Stockholder Rights. No Optionee shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares. If in connection with an exercise of the Option the Optionee pays all or a portion of the Option exercise price with shares of Common Stock, the Optionee shall continue to be the stockholder of record with respect to the shares which he has tendered as exercise payment until the Optionee becomes the holder of record of the shares of Common Stock to be acquired upon such exercise.

      13. Nontransferability.

            (a) Subject to paragraph (b), Options granted under the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. In the event of any attempt by an Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Intelli-Check may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

            (b) Notwithstanding paragraph (a), if and only if (and on the terms) so provided in the applicable Option Agreement, an Optionee may transfer a NSO, by gift or a domestic relations order, to a Family Member of the Optionee (as defined in Section 23). If a NSO is transferred in accordance with this subparagraph, the Option shall be exercisable solely by the transferee, but the determination of the exercisability of the Option shall be based solely on the activities and state of affairs of the Optionee. Thus, for example, if after a transfer the Optionee ceases to be an employee of the Company, such termination shall trigger the provisions of Section 8 hereof. Conversely, if after a transfer the transferee ceases to be an employee of the Company, such termination shall not trigger the provisions of Section 8 hereof.

      14. Compliance with Law; Registration of Shares.

            (a) The Plan and any grant hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental authority or agency or securities exchange which, in the opinion of Company's counsel, may be required or appropriate.

            (b) Notwithstanding any other provision of the Plan or Option Agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                  i. Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

                  ii. Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

                  The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that except to the extent as may be specifically required in an Option Agreement with respect to any particular Option grant, the Company shall be under no obligation to register or qualify any shares subject to an Option under any federal or state securities law or on any exchange.

      15. No Restriction on the Right of Intelli-Check to Effect Corporate Changes. The Plan and the Options granted hereunder shall not affect in any way the right or power of Intelli-Check or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in Intelli-Check's or the Company's capital structure or its business, or any merger or consolidation of Intelli-Check or the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of Intelli-Check or the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      16. Certain Adjustments.

            (a) In the event that Intelli-Check or the division, subsidiary or other affiliated entity for which an Optionee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) the Option shall be assumed, or a substantially equivalent Option shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Optionee, provide that the Option shall terminate immediately prior to the consummation of the transaction unless exercised by the Optionee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the "Sales Price"), make or provide for a payment to each Optionee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Option (to the extent such Option is then exercisable) exceeds (B) the aggregate exercise price for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

            (b) In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the aggregate number of shares (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) adjust the option price to be paid for any or all such shares subject to the then outstanding Options, (iii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the then outstanding Options and (iv) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate. For purposes hereof, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

            (c) Any and all adjustments or actions taken by the Board pursuant to this Section shall be conclusive and binding for all purposes.

      17. ISO Provisions.

            (a) Employment Requirement. ISOs may only be awarded to employees of Intelli-Check or a corporation which, with respect to Intelli-Check, is a "parent corporation" or "subsidiary corporation" within the meaning of Code Sections 424(e) and (f), respectively. Furthermore, except as otherwise provided in Code Section 422, if an Optionee is no longer employed by Intelli-Check or a parent corporation or subsidiary corporation of Intelli-Check, the Optionee's Option shall cease to be treated as an ISO.

            (b) Option Exercise Price. Subject to paragraph (c), the Option exercise price per share of Common Stock covered by an ISO shall be no less than the Fair Market Value of a share of Common Stock on the date of grant of the Option.

            (c) 10% Stockholders. In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of Intelli-Check or of a parent or subsidiary corporation of Intelli-Check, (i) the Option exercise price of the Common Stock covered by any ISO granted to such person shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted and (ii) the term of an ISO granted to such person may not exceed five years from the date of grant.

            (d) $100,000 Limit. The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company) may not exceed $100,000.

            (e) Options Which Do Not Satisfy ISO Requirements. To the extent that any Option which is issued under the Plan exceeds the limit set forth in paragraph (d) or otherwise does not comply with the requirements of Code Section 422, it shall be treated as a NSO.

      18. No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any independent contractor any right to continue in the employ of or to be engaged as an independent contractor by the Company or affect the right of the Company to terminate such person's employment or other relationship with the Company at any time.

      19. Amendment; Early Termination. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment requiring stockholder approval by law, rules or regulations, or by the rules of any stock exchange, inter-dealer quotation system, or other market in which shares of Common Stock are traded, shall be effective unless and until such stockholder approval has been obtained in compliance with such rule or law; and provided, further, that no such amendment shall materially and adversely affect the rights of an Optionee in any Option previously granted under the Plan without the Optionee's written consent. Without limiting the foregoing, outstanding Options may be repriced downward without stockholder approval.

      20. Effective Date. The Plan shall be effective as of July 18, 2004 (the "Effective Date"), subject to the approval thereof by the stockholders of Intelli-Check entitled to vote thereon within 12 months of such date. In the event that such stockholder approval is not obtained within such time period, the Plan and any Options granted under the Plan on or prior to the expiration of such 12 month period shall be void and of no further force and effect.

      21. Termination of Plan. Unless terminated earlier by the Board in accordance with Section 19 above, the Plan shall terminate on, and no further Options may be granted after, the tenth anniversary of the Effective Date.

      22. Severability. In the event that any one or more provisions of the Plan or an Option Agreement, or any action taken pursuant to the Plan or an Option Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of the Plan or Option Agreement, but in such particular jurisdiction and instance the Plan and/or Option Agreement, as applicable, shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

      23. Definitions.

            (a) Cause. The term "Cause" when used herein in conjunction with termination of employment (or other service relationship) means (i) if the Optionee is a party to an employment or similar agreement with the Company which defines "cause" (or a similar term), the meaning set forth in such agreement (other than death or Disability), or (ii) otherwise, termination by the Company of the employment (or other service relationship) of the Optionee by reason of the Optionee's (1) intentional failure to perform reasonably assigned duties,
(2) dishonesty or willful misconduct in the performance of his duties, (3) involvement in a transaction which is materially adverse to the Company, (4) breach of fiduciary duty involving personal profit, (5) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property),

(6) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, or (7) material breach of any provision of the Plan, the Optionee's Option Agreement or any other written agreement between the Optionee and the Company, in each case as determined in good faith by the Board, whose determination shall be final, conclusive and binding on all parties.

            (b) Fair Market Value. As used herein, the term "Fair Market Value" means, with respect to Common Stock on any given date, the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the Nasdaq Stock Market or any stock exchange on which the Common Stock may be listed, as reported in The Wall Street Journal. If the Common Stock is not listed on the Nasdaq Stock Market or on a national stock exchange, but is quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Common Stock shall be the mean of the bid and asked prices per share of the Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means, with respect to a particular Option grant, may be set forth with greater specificity in the applicable Option agreement). The Fair Market Value of property other than Common Stock shall be determined by the Board in good faith by any fair and reasonable means.

            (c) Family Member of the Optionee. As used herein, "Family Member of the Optionee" means the Optionee's lineal descendant, stepchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which the Optionee and/or these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

      24. Transfers to and from Affiliates. For all Plan purposes, a transfer of an employee from Intelli-Check to an Intelli-Check affiliate or visa versa, or a transfer from one Intelli-Check affiliate to another, will not be treated as a termination of employment.

      25. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

      26. Governing Law. This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflict of law provision that would defer to the substantive laws of another jurisdiction.